UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2012

General Mills, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-01185	41-0274440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Number One General Mills Boulevard, Minneapolis, Minnesota		55426-1347
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	763-764-7600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 24, 2012, General Mills, Inc. announced that it has signed a definitive agreement to acquire Yoki Alimentos S.A., a privately-held food company headquartered in Sao Bernardo do Campo, Brazil, for approximately R$ 1.75 billion plus the assumption of approximately R$ 200 million of outstanding debt. General Mills currently expects the transaction to close during the first half of its 2013 fiscal year, which begins on May 28, 2012, after satisfaction of customary closing conditions.

A description of the transaction is contained in the press release attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99 Press release of General Mills, Inc. dated May 24, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Mills, Inc.

May 24, 2012	By:	Roderick A. Palmore

Name: Roderick A. Palmore
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	Press release of General Mills, Inc. dated May 24, 2012